UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM SB-2 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
Steele Recording Corporation
(Name of small business issuer in its charter)

Nevada	8999	75-3232682
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

3504 South 5175 West Cedar City, Utah 84720 (435) 592-5553
(Address and telephone number of mailing address)

3504 South 5175 West Cedar City, Utah 84720 (435) 592-5553
(Address of principal place of business or intended principal place of business)

Harold Gewerter 5440 W. Sahara Avenue, Third Floor Las Vegas, Nevada 89146 (702) 382-1714
(Name, address and telephone number of agent for service)

Copies to:
Harold P. Gewerter, Esq.
Law Offices of Harold P. Gewerter, Esq., Ltd. 5440 W. Sahara Avenue, Third Floor Las Vegas, Nevada 89146 Telephone: (702) 382-1714 Facsimile No. (702) 382-1759

Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [  ] _______________________________________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [  ] ______________________________

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [  ] ______________________________

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [  ]

If this Form is filed to register securities for an offering to be made on a continuous or delayed basis pursuant to Rule 415 under the Securities Act, please check the following box. [  ]

CALCULATION OF REGISTRATION FEE

Tile of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock	3,000,000	$ 0.01	$ 30,000.00	$ 0.92

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

Prospectus

STEELE RECORDING CORPORATION

3,000,000 Shares of Common Stock

$0.01per share

Steele Recording Corporation (“Company”) is offering on a best-efforts basis a minimum of 2,000,000 and a maximum of 3,000,000 shares of its common stock at a price of $0.01 per share.  Mack Steele, the sole officer and director of Steele Recording Corporation, intends to sell the shares directly.  The intended methods of communication include, without limitation, telephone, and personal contact.  For more information, see the section titled “Plan of Distribution” herein.

The proceeds from the sale of the shares in this offering will be payable to Law Offices of Harold P. Gewerter, Esq., Ltd., Escrow Agent f/b/o Steele Recording Corporation.  A Trust Account will hold all the subscription funds pending the achievement of the Minimum Offering.  Steele Recording Corporation shall only receive proceeds from the Trust Account upon meeting the minimum raise amount.  If the minimum offering is not achieved within one hundred and eighty (180) days of the date of this prospectus, all subscription funds will be returned to investors promptly without interest or deduction of fees.  See the section title “Plan of Distribution” herein.

Officers and directors of the issuer and affiliated thereof, may participate in this offering and said participation may be included for purposes of fulfilling the minimum contingency.

The offering shall terminate on the earlier of (i) the date when the sale of all 3,000,000 shares is completed or (ii) one hundred and eighty (180) days from the date of this prospectus. Steele Recording Corporation will not extend the offering period beyond one hundred and eighty (180) days from the effective date of this prospectus.

Prior to this offering, there has been no public market for Steele Recording Corporation’s common stock.

	Number of Shares	Offering Price	Underwriting Discounts & Commissions	Proceeds to the Company
Per Share	1	$ 0.01	$ 0.00	$ 0.01
Minimum	2,000,000	$ 0.01	$ 0.00	$ 20,000
Maximum	3,000,000	$ 0.01	$ 0.00	$ 30,000

This investment involves a high degree of risk. You should purchase shares only if you can afford a complete loss of your investment. See the section titled “Risk Factors” herein.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. Steele Recording Corporation may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Steele Recording Corporation does not plan to use this offering prospectus before the effective date.

The date of this Prospectus is June 19, 2007.

PART I: INFORMATION REQUIRED IN PROSPECTUS

SUMMARY INFORMATION AND RISK FACTORS

THE COMPANY

Steele Recording Corporation (“Company”) was incorporated in the State of Nevada on February 12, 2007. Steele Recording Corporation is a developmental stage company and their principal business objective is to produce, acquire, license and distribute high-quality recorded music. We plan to produce such types of music as gospel, adult contemporary, reggae, top 40, blues, country, rock, instrumental, rock & roll, jazz, pop rock, classical, easy listening, big band, and various ethnic folk music recordings. Our primary focus will be on urban music, the area of the industry that includes hip-hop, rock and roll, rap and rhythm and blues. We believe, based industry sources and census data, that this area offers significant growth and profit potential.

Our strategy is to produce compilation CDs containing enhanced or re-digitized master recordings from our future library, to market them directly through distributors, to contribute these compilation CDs to joint ventures involving us, and to license these compilation CDs to third parties for marketing and sale by unaffiliated distributors.

Steele Recording Corporation is a development stage company that has not significantly commenced its planned principal operations. Steele Recording Corporation operations to date have been devoted primarily to startup and development activities, which include the following:

1.

Formation of the Company;

2.

Development of the Steele Recording Corporation business plan;

3.

Due diligence and research on emerging urban and hip-hop oriented music artists as potential clients.

4.

Due diligence and research on emerging artists and bands that have developed a significant following as potential candidates for one album recording contracts

5.

Due diligence and research on major labels that have recently dropped artists selling fewer than 400,000 albums.

Steele Recording Corporation is attempting to become operational. In order to generate revenues, Steele Recording Corporation must address the following areas:

Our business approach is a four-faceted revenue generating and business philosophy:

1.

Understand and adapt to consumers and artists behavior, habits, and wants, responding with advanced solutions and technologies;

2.

Respect the rights of artists and copyright holders, recognizing the value of their work, and use technological innovations and consumer movements to capitalize on evolving distribution and promotional opportunities;

3.

Develop and offer cooperative solutions to the recording & radio industry to leverage technology and extensive content for mutual promotional and financial benefit; and

4.

Offer quality, diversity, accessibility, and convenience to our customers.

Since our inception on February 12, 2007 to April 30, 2007, the Company did not generate any revenues and has incurred a cumulative net loss of $17,538. The Company believes that raising $30,000 through the sale of common equity is sufficient for the company to become operational and sustain operations through the next twelve (12) months. The capital raised has been budgeted to establish our infrastructure and to become a fully reporting company. We believe that the recurring revenues from distribution revenues, production fees, and licensing will be sufficient to support ongoing operations. Unfortunately, this can be no assurance that the actual expenses incurred will not materially exceed our estimates or that cash flow from services and sales will be adequate to maintain our business. As a result, our independent auditors have expressed substantial doubt about our ability to continue as a going concern in the independent auditors’ report to the financial statements included in the registration statement.

Steele Recording Corporation currently has one officer and one director. This individual allocates time and personal resources to Steele Recording Corporation on a part-time basis.

As of the date of this prospectus, Steele Recording Corporation has 10,000,000 shares of $0.001 par value common stock issued and outstanding.

Steele Recording Corporation has administrative offices located at 3504 South 5175 West, Cedar City, Utah 89146.

Steele Recording Corporation’s fiscal year end is December 31.

THE OFFERING

Steele Recording Corporation is offering on a self-underwritten basis a minimum of 2,000,000 and a maximum of 3,000,000 shares of its common stock at a price of $0.01 per share. The proceeds from the sale of the shares in this offering will be payable to “Law Offices of Harold P. Gewerter, Esq., Ltd., Escrow Agent f/b/o Steele Recording Corporation” and will be deposited in a non-interest/minimal interest bearing bank account until the minimum offering proceeds are raised. All subscription agreements and checks are irrevocable and should be delivered to Law Offices of Harold P. Gewerter, Esq., Ltd., Esq. Failure to do so will result in checks being returned to the investor, who submitted the check. Steele Recording Corporation trust agent, Harold P. Gewerter, Esq., Ltd., Esq., acts as legal counsel for Steele Recording Corporation and is therefore not an independent third party.

All subscription funds will be held in trust pending the achievement of the Minimum Offering. No funds shall be released to Steele Recording Corporation until such a time as the minimum proceeds are raised (see the section titled “Plan of Distribution” herein). Any additional proceeds received after the minimum offering is achieved will be immediately released to Steele Recording Corporation. The offering shall terminate on the earlier of (i) the date when the sale of all 3,000,000 shares is completed or (ii) one hundred and eighty (180) days from the date of this prospectus. If the Minimum Offering is not achieved within one hundred and eighty (180) days of the date of this prospectus, all subscription funds will be returned to investors promptly without interest or deduction of fees. Steele Recording Corporation will deliver stock certificates attributable to shares of common stock purchased directly to the purchasers within ninety (90) days of the close of the offering.

The offering price of the common stock bears no relationship to any objective criterion of value and has been arbitrarily determined. The price does not bear any relationship to Steele Recording Corporation assets, book value, historical earnings, or net worth.

Steele Recording Corporation will apply the proceeds from the offering to pay for accounting fees, legal and professional fees, office equipment, office supplies, salaries, publishing development, sales and marketing, and general working capital.

The Company has not presently secured an independent stock transfer agent. Steele Recording Corporation has identified an agent to retain that will facilitate the processing of the certificates upon closing of the offering. Such transfer agent will be Pacific Stock Transfer Inc., 500 East Warm Springs Road, Suite 240, Las Vegas, NV 89119, having a telephone number of (702) 361-3033.

The purchase of the common stock in this offering involves a high degree of risk. The common stock offered in this prospectus is for investment purposes only and currently no market for Steele Recording Corporation common stock exists. Please refer to the sections herein titled “Risk Factors” and “Dilution” before making an investment in this stock.

SUMMARY FINANCIAL INFORMATION

The following table sets forth summary financial data derived from Steele Recording Corporation financial statements. The accompanying notes are an integral part of these financial statements and should be read in conjunction with the financial statements, related notes and other financial information included in this prospectus.

Statements of operations data

STEELE RECORDING CORPORATION
(A Development Stage Company)
Statement of operations
For the period from inception (February 12, 2007) to April 30, 2007

February 12, 2007
(Inception)
through
April 30, 2007
Revenues	$ -

Operating expenses
General administrative	17,538
17,538

(Loss) from operations	(17,538)

Other income (expense)
Other income	-
Other expense	-
-
Net (loss)	$ (17,538)

Basic and diluted loss per common share	$ 0.01

Basic and diluted weighted average
common shares outstanding	10,000,000

See Notes to Financial Statements

RISK FACTORS

Investment in the securities offered hereby involves certain risks and is suitable only for investors of substantial financial means. Prospective investors should carefully consider the following risk factors in addition to the other information contained in this prospectus, before making an investment decision concerning the common stock.

Steele Recording Corporation’s operations depend on the efforts of Mack Steele, the sole officer and director of Steele Recording Corporation. Mr. Steele has no experience related to public company management, nor as a principal accounting officer.  Because of this, Mr. Steele may be unable to offer and sell the shares in this offering, develop Steele Recording Corporation business and manage Steele Recording Corporation public reporting requirements. Steele Recording Corporation cannot guarantee that it will be able overcome any such obstacles.

Mr. Mack Steele is involved in other employment opportunities and may periodically face a conflict in selecting between Steele Recording Corporation and his other personal and professional interests. Steele Recording Corporation has not formulated a policy for the resolution of such conflicts should they occur. If Steele Recording Corporation loses Mr. Mack Steele to other pursuits without a sufficient warning, Steele Recording Corporation may consequently, go out of business.

PURCHASERS IN THIS OFFERING WILL HAVE LIMITED CONTROL OVER DECISION MAKING BECAUSE MACK STEELE, STEELE RECORDING CORPORATION’S OFFICER, DIRECTOR AND SHAREHOLDER CONTROLS ALL OF STEELE RECORDING CORPORATION ISSUED AND OUTSTANDING COMMON STOCK.

Presently, Mack Steele, Steele Recording Corporation’s Director, President, Secretary, and Treasurer beneficially owns 100% of the outstanding common stock. Because of such ownership, investors in this offering will have limited control over matters requiring approval by Steele Recording Corporation security holders, including the election of directors. Mr. Steele would retain 83.33% ownership in Steele Recording Corporation common stock assuming the minimum amount of shares of this offering is sold. In the event the maximum offering is attained, Mr. Steele will own 76.90% of Steele Recording Corporation outstanding common stock. Such concentrated control may also make it difficult for Steele Recording Corporation stockholders to receive a premium for their shares of Steele Recording Corporation common stock in the event Steele Recording Corporation enters into transactions, which require stockholder approval. In addition, certain provisions of Nevada law could have the effect of making it more difficult or more expensive for a third party to acquire, or of discouraging a third party from attempting to acquire, control of Steele Recording Corporation. For example, Nevada law provides that not less than two-thirds vote of the stockholders is required to remove a director for cause, which could make it more difficult for a third party to gain control of the Board of Directors. This concentration of ownership limits the power to exercise control by the minority shareholders.

INVESTORS MAY LOSE THEIR ENTIRE INVESTMENT IF STEELE RECORDING CORPORATION FAILS TO IMPLEMENT ITS BUSINESS PLAN.

Steele Recording Corporation expects to face substantial risks, uncertainties, expenses, and difficulties because it is a development-stage company. Steele Recording Corporation was formed in Nevada on February 12, 2007. Steele Recording Corporation has no demonstrable operations record of substance upon which you can evaluate Steele Recording Corporation’s business and prospects. Steele Recording Corporation prospects must be considered in light of the risks, uncertainties, expenses and difficulties frequently encountered by companies in their early stages of development. Steele Recording Corporation cannot guarantee that it will be successful in accomplishing its objectives.

As of the date of this prospectus, Steele Recording Corporation has had only limited start-up operations and has generated no revenues. Considering these facts, independent auditors have expressed substantial doubt about Steele Recording Corporation’s ability to continue as a going concern in the independent auditors’ report to the financial statements included in the registration statement, of which this prospectus is a part. In addition, Steele Recording Corporation’s lack of operating capital could negatively affect the value of its common shares and could result in the loss of your entire investment.

STEELE RECORDING CORPORATION MAY NOT BE ABLE TO GENERATE REVENUES FROM PRODUCTION FEES, LICENSING, AND DISTRIBUTION REVENUES.

Steele Recording Corporation expects to earn revenues from the production, licensing, and distribution of high-quality recorded music.  In the opinion of the sole Steele Recording Corporation officer and director, Steele Recording Corporation reasonably believes that it will begin to generate revenues within approximately nine months from the date the minimum offering is achieved.

COMPETITORS WITH MORE RESOURCES MAY FORCE US OUT OF BUSINESS.

Steele Recording Corporation has many competitors in the recording industry.  We consider the competition is competent, experienced, and they have greater financial and marketing resources than we do at the present.  Our ability to compete effectively may be adversely affected by the ability of these competitors to devote greater resources to the procurement, promotions, and marketing of their services.

We will face intense competition for discretionary consumer spending from numerous other record companies and other forms of entertainment offered by film companies, video companies and others.  We will compete directly with other recorded music companies, including the major recorded music companies, which distribute urban and contemporary music, as well as with other record companies for signing artists and acquiring music catalogs.  Many of these competitors have significantly longer operating histories, greater financial resources and larger music catalogs than us.  Our ability to compete successfully in the recorded music business will be largely dependent upon our ability to sign and retain artists who will prove to be successful and to introduce music products that are accepted by consumers.

STEELE RECORDING CORPORATION MAY NOT BE ABLE TO ATTAIN PROFITABILITY WITHOUT ADDITIONAL FUNDING, WHICH MAY BE UNAVAILABLE.

Steele Recording Corporation has limited capital resources. To date, Steele Recording Corporation has funded its operations from limited funding and has not generated sufficient cash from operations to be profitable.  Unless Steele Recording Corporation begins to generate sufficient revenues to finance operations as a going concern, Steele Recording Corporation may experience liquidity and solvency problems.  Such liquidity and solvency problems may force Steele Recording Corporation to cease operations if additional financing is not available. No known alternative resources of funds are available to Steele Recording Corporation in the event it does not have adequate proceeds from this offering. However, Steele Recording Corporation believes that the net proceeds of the Minimum Offering will be sufficient to satisfy the start-up and operating requirements for the next twelve months.

YOU MAY NOT BE ABLE TO SELL YOUR SHARES IN STEELE RECORDING CORPORATION BECAUSE THISE IS NO PUBLIC MARKET FOR STEELE RECORDING CORPORATION STOCK.

There is no public market for Steele Recording Corporation common stock. Mack Steele, the officer and director, currently holds all of the Steele Recording Corporation issued and outstanding common stock. Therefore, the current and potential market for Steele Recording Corporation common stock is limited. No market is available for investors in Steele Recording Corporation common stock to sell their shares if the Company does not acquire listing status. Steele Recording Corporation cannot guarantee that a meaningful trading market will develop.

If Steele Recording Corporation stock ever becomes tradable, of which Steele Recording Corporation cannot guarantee success, the trading price of Steele Recording Corporation common stock could be subject to wide fluctuations in response to various events or factors, many of which are or will be beyond Exclusive Apparel’s control.  In addition, the stock market may experience extreme price and volume fluctuations, which, without a direct relationship to the operating performance, may affect the market price of Steele Recording Corporation stock.

INVESTORS MAY HAVE DIFFICULTY LIQUIDATING THEIR INVESTMENT BECAUSE STEELE RECORDING CORPORATION‘S STOCK WILL BE SUBJECT TO PENNY STOCK REGULATION.

The SEC has adopted rules that regulate broker/dealer practices in connection with transactions in penny stocks. The rules, in part, require broker/dealers to provide penny stock investors with increased risk disclosure documents and make a special written determination that a penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These heightened disclosure requirements may have the effect of reducing the number of broker/dealers willing to make a market in Steele Recording Corporation shares, thereby reducing the level of trading activity in any secondary market that may develop for Steele Recording Corporation shares. Consequently, customers in Steele Recording Corporation securities may find it difficult to sell their securities, if at all.

INVESTORS IN THIS OFFERING WILL BEAR A SUBSTANTIAL RISK OF LOSS DUE TO IMMEDIATE AND SUBSTANTIAL DILUTION

The principal shareholder of Steele Recording Corporation is Mack Steele who also serves as its Director, President, Secretary, and Treasurer.  Mr. Steele acquired 5,000,000 restricted shares of Steele Recording Corporation common stock at a price per share of $0.001 for a $5,000.00 equity investment and acquired an additional 5,000,000 restricted shares of Steele Recording Corporation common stock at a price per share of $0.001 for services.  Upon the sale of the common stock offered hereby, the investors in this offering will experience an immediate and substantial “dilution.”  Therefore, the investors in this offering will bear a substantial portion of the risk of loss. Additional sales of Steele Recording Corporation common stock in the future could result in further dilution. Please refer to the section titled “Dilution” herein.

ALL OF STEELE RECORDING CORPORATION‘S ISSUED AND OUTSTANDING COMMON SHARES ARE RESTRICTED UNDER RULE 144 OF THE SECURITIES ACT, AS AMENDED. WHEN THE RESTRICTION ON THESE SHARES IS LIFTED, AND THE SHARES ARE SOLD IN THE OPEN MARKET, THE PRICE OF STEELE RECORDING CORPORATION COMMON STOCK COULD BE ADVERSELY AFFECTED.

All of the presently outstanding shares of common stock, aggregating 10,000,000 shares of common stock, are “restricted securities” as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available. Rule 144, as amended, is an exemption that generally provides that a person who has satisfied a one year holding period for such restricted securities may sell, within any three month period (provided Steele Recording Corporation is current in its reporting obligations under the Exchange Act), subject to certain manner of resale provisions, an amount of restricted securities which does not exceed the greater of 1% of a company’s outstanding common stock or the average weekly trading volume in such securities during the four calendar weeks prior to such sale. Steele Recording Corporation currently has one shareholder who owns all of the 10,000,000 restricted shares or 100% of the aggregate shares of outstanding common stock. When these shares become unrestricted and available for sale, the sale of these shares by the individual, whether pursuant to Rule 144 or otherwise, may have an immediate negative effect upon the price of Steele Recording Corporation common stock in any market that might develop.

STEELE RECORDING CORPORATION IS SELLING THE SHARES OFFERED IN THIS PROSPECTUS WITHOUT AN UNDERWRITER AND MAY NOT BE ABLE TO SELL ANY OF THE SHARES OFFERED HEREIN.

Mack Steele, Steele Recording Corporation’s officer and director, is offering the common shares on a best-efforts basis on Steele Recording Corporation’s behalf. There is no broker-dealer retained as an underwriter and no broker-dealer is under any obligation to purchase any common shares. There are no firm commitments to purchase any of the shares in this offering. Consequently, there is no guarantee that Steele Recording Corporation is capable of selling all, or any, of the common shares offered hereby.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS.

This prospectus contains forward-looking statements about Steele Recording Corporation business, financial condition, and prospects that reflect Steele Recording Corporation management’s assumptions and beliefs based on information currently available. Steele Recording Corporation can give no assurance that the expectations indicated by such forward-looking statements will be realized. If any of Steele Recording Corporation assumptions should prove incorrect, or if any of the risks and uncertainties underlying such expectations should materialize, the actual results may differ materially from those indicated by the forward-looking statements.

The key factors that are not within Steele Recording Corporation’s control and that may have a direct bearing on operating results include, but are not limited to, acceptance of the services that Steele Recording Corporation expects to market, Steele Recording Corporation’s ability to establish a customer base, managements’ ability to raise capital in the future, the retention of key employees and changes in the regulation of the industry in which Steele Recording Corporation functions.

There may be other risks and circumstances that management may be unable to predict to sustain operations. When used in this prospectus, words such as, “believes,” “expects,” “intends,” “plans,” “anticipates,” “estimates” and similar expressions are intended to identify and qualify forward-looking statements, although there may be certain forward-looking statements not accompanied by such expressions.

USE OF PROCEEDS

Without realizing the minimum offering proceeds, Steele Recording Corporation will not be able to commence planned operations and implement its business plan. Please refer to the section, herein, titled “Management’s Discussion and Plan of Operation” for further information.

Steele Recording Corporation intends to use the proceeds from this offering as follows:

	Minimum		100% of Maximum
Application of Proceeds	$	% of total	$	% of total

Total Offering Proceeds	$ 20,000	100.00	$ 30,000	100.00

Offering Expenses
Legal & Professional Fees	500	2.50	500	1.67
Accounting Fees	2,500	12.50	2,500	8.33
Blue-sky fees	750	3.75	750	2.50
Total Offering Expenses	3,750	18.75	3,750	12.50

Net Proceeds from Offering	$ 16,250	81.25	$ 26,250	87.50

Use of Net Proceeds
Accounting Fees	2,500	12.50	2,500	8.33
Legal and Professional Fees	2,000	10.00	2,000	6.67
Office Equipment and Furniture	0	0.00	1,250	4.17
Office Supplies	250	1.25	500	1.67
Publishing Development [1]	3,000	15.00	5,000	16.67
Salaries	2,000	10.00	5,000	16.67
Sales and Marketing	6,000	30.00	8,000	26.67
Working Capital [2]	500	2.50	2,000	6.67
Total Use of Net Proceeds	$ 16,250	81.25	$ 26,250	87.50

Total Use of Proceeds	$ 20,000	100.00	$ 30,000	100.00

Notes:

1.  The category of Publishing Development includes, but is not limited to procuring existing songwriter relationships.

2.  The category of General Working Capital may include, but not be limited to, postage, telephone services, overnight delivery services and other general operating expenses.

DETERMINATION OF OFFERING PRICE

The offering price of the common stock has been arbitrarily determined and bears no relationship to any objective criterion of value. The price does not bear any relationship to Steele Recording Corporation’s assets, book value, historical earnings, or net worth. In determining the offering price, management considered such factors as the prospects, if any, for similar companies, anticipated results of operations, present financial resources and the likelihood of acceptance of this offering.

DILUTION

“Dilution” represents the difference between the offering price of the shares of common stock and the net book value per share of common stock immediately after completion of the offering. “Net Book Value” is the amount that results from subtracting total liabilities from total assets. In this offering, the level of dilution is increased as a result of the relatively low book value of Steele Recording Corporation’s issued and outstanding stock. This is due in part because of the common stock issued to the Steele Recording Corporation officer, director, and employee totaling 10,000,000 shares at par value $0.001 per share versus the current offering price of $0.01 per share. Please refer to the section titled “Certain Transactions”, herein, for more information. Steele Recording Corporation net book value on April 30, 2007 was $(7,538). Assuming all 3,000,000 shares offered are sold, and in effect Steele Recording Corporation receive the maximum estimated proceeds of this offering from shareholders, Steele Recording Corporation net book value will be approximately $0.0017 per share. Therefore, any investor will incur an immediate and substantial dilution of approximately $0.0083 per share while the Steele Recording Corporation present stockholder will receive an increase of $0.0025 per share in the net tangible book value of the shares that he holds. This will result in an 83.00% dilution for purchasers of stock in this offering.

In the event that the minimum offering of 2,000,000 shares is achieved, Steele Recording Corporation net book value will be approximately $0.0010 per share. Therefore, any investor will incur an immediate and substantial dilution of approximately $0.0090 per share while the Steele Recording Corporation present stockholder will receive an increase of $0.018 per share in the net tangible book value of the shares he holds. This will result in a 90.00% dilution for purchasers of stock in this offering.

The following table illustrates the dilution to the purchaser of the common stock in this offering. This table represents a comparison of the various prices paid by the individual who purchased shares in Steele Recording Corporation previously:

	Minimum	Maximum
	Offering	Offering

Book Value Per Share Before the Offering	$ (0.0008)	$ (0.0008)

Book Value Per Share After the Offering	$ 0.0010	$ 0.0017

Net Increase to Original Shareholders	$ 0.0018	$ 0.0025

Decrease in Investment to New Shareholders	$ 0.0090	$ 0.0083

Dilution to New Shareholders (%)	90.00	83.00

PLAN OF DISTRIBUTION

The Company will use the efforts of Mack Steele, the sole officer and director of the Company, to conduct this offering on a best efforts basis. Potential investors include, but are not limited to, family, friends, and acquaintances of Mr. Steele. The intended methods of communication include, without limitation, telephone, and personal contact.  In his endeavors to sell this offering, Mr. Steele does not intend to use any mass-advertising methods such as the Internet or print media.

Funds received by Mr. Steele in connection with the sales of Steele Recording Corporation securities will immediately be forwarded into a trust account until the minimum sales threshold is reached.  There can be no assurance that all, or any, of the shares will be sold.

Mr. Steele will not receive commissions for any sales originated on Steele Recording Corporation’s behalf.  Steele Recording Corporation believes that Mr. Steele is exempt from registration as a broker under the provisions of Rule 3a4-1 promulgated under the Securities Exchange Act of 1934. In particular, Mr. Mack Steele:

1.

Is not subject to a statutory disqualification, as that term is defined in Section 3(a)39 of the Act; and

2.

Is not to be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

3.

Is not an associated person of a broker or dealer; and

4.

Meets the conditions of the following:

a.

Primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and

b.

Was not a broker or dealer, or associated persons of a broker or dealer, within the preceding 12 months; and

c.

Did not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on paragraph (a)4(i) or (a)4(iii) of this section, except that for securities issued pursuant to rule 415 under the Securities Act of 1933, the 12 months shall begin with the last sale of any security included within one rule 415 registration.

Officers and directors of the issuer and affiliated thereof, may participate in this offering and said participation may be included for purposes of fulfilling the minimum contingency.

There can be no assurance that all, or any, of the shares will be sold. As of the date of this Prospectus, Steele Recording Corporation has not entered into any agreements or arrangements for the sale of the shares with any broker/dealer or sales agent. However, if Steele Recording Corporation were to enter into such arrangements, Steele Recording Corporation will file a post effective amendment to disclose those arrangements because any broker/dealer participating in the offering would be acting as an underwriter and would have to be so named in the prospectus.

In order to comply with the applicable securities laws of certain states, the securities may not be offered or sold unless they have been registered or qualified for sale in such states or an exemption from such registration or qualification requirement is available and with which Steele Recording Corporation has complied. The purchasers in this offering and in any subsequent trading market must be residents of such states where the shares have been registered or qualified for sale or an exemption from such registration or qualification requirement is available. As of the date of this Prospectus, Steele Recording Corporation has not identified the specific states where the offering will be sold. Steele Recording Corporation will file a pre-effective amendment indicating which state(s) the securities are to be sold pursuant to this registration statement.

The proceeds from the sale of the shares in this offering will be payable to Law Offices of Harold P. Gewerter, Esq., Ltd., Escrow Agent f/b/o Steele Recording Corporation (“Trust Account”) and will be deposited in a non-interest/minimal interest bearing bank account until the minimum offering proceeds are raised. All subscription agreements and checks are irrevocable and should be delivered to Law Offices of Harold P. Gewerter, Esq., Ltd.,.  Failure to do so will result in checks being returned to the investor, who submitted the check. All subscription funds will be held in the Trust Account pending achievement of the Minimum Offering and no funds shall be released to Steele Recording Corporation until such a time as the minimum proceeds are raised. The trust agent will continue to receive funds and perform additional disbursements until either the Maximum Offering is achieved or a period of one hundred and eighty (180) days from the effective date of this offering expires, whichever event first occurs. Thereafter this agreement shall terminate. If the Minimum Offering is not achieved within one hundred and eighty (180) days of the date of this prospectus, all subscription funds will be returned to investors promptly without interest or deduction of fees. The fee of the Trust Agent is $500.00. (See Exhibit 99(a)).

Investors can purchase common stock in this offering by completing a Subscription Agreement (attached hereto as Exhibit 99(b)) and sending it together with payment in full to Law Offices of Harold P. Gewerter, Esq., Ltd., 5440 W. Sahara Avenue, Third Floor, Las Vegas, Nevada 89146. All payments are required in the form of United States currency either by personal check, bank draft, or by cashiers check. There is no minimum subscription requirement. All subscription agreements and checks are irrevocable. Steele Recording Corporation reserves the right to either accept or reject any subscription. Any subscription rejected within this 30-day period will be returned to the subscriber within five business days of the rejection date. Furthermore, once a subscription agreement is accepted, it will be executed without reconfirmation to or from the subscriber. Once Steele Recording Corporation accepts a subscription, the subscriber cannot withdraw it.

LEGAL PROCEEDINGS

Steele Recording Corporation’s officers and directors have not been convicted in a criminal proceeding.

Steele Recording Corporation’s officers and directors have not been permanently or temporarily enjoined, barred, suspended, or otherwise limited from involvement in any type of business, securities, or banking activities.

Steele Recording Corporation’s officers and directors have not been convicted of violating any federal or state securities or commodities law.

There are no known pending legal or administrative proceedings against Steele Recording Corporation.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors are elected by the stockholders to a term of one year and serve until a successor is elected and qualified. Officers are appointed by the Board of Directors to a term of one year and serve until a successor is duly elected and qualified, or until removed from office. Boards of Directors have no nominating, auditing or compensation committees.

The following table sets forth certain information regarding Steele Recording Corporation executive officers and directors as of the date of this prospectus:

Name	Age	Position	Period of Service(1)
Mack Steele (2)	38	President, CEO, CFO, CAO, Treasurer, Secretary, and Director	February 2007 - February 2008

Notes:

1.  Steele Recording Corporation directors will hold office until the next annual meeting of the stockholders, which shall be held in February of 2008, and until successors have been elected and qualified. At the present, the Steele Recording Corporation officers were appointed by the Steele Recording Corporation directors and will hold office until they resign or are removed from office.

2.  Mack Steele has obligations to entities other than Steele Recording Corporation Steele Recording Corporation expects Mr. Steele to spend approximately 10-20 hours per week on Steele Recording Corporation business affairs.  At the date of this prospectus, Steele Recording Corporation is not engaged in any transactions, either directly or indirectly, with any persons or organizations considered promoters.

BACKGROUND OF DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL PERSONS

Mack Steele, President, Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer, Secretary, Treasurer, and Director:

Mr. Steele has over 20 years of experience in the music and recording industry. Mr. Steele has expertise in all facets of the industry including songwriting, recording, production, distribution, promotion and merchandising. Mr. Steele also has experience in radio, Internet and video production.

During his career, Mr. Steele has been involved in the promotion of several amateur songwriters, musicians, and bands. Mr. Steele is experienced in various digital and tape production and recording equipment, and in producing several CDs to date. Over the last six years, Mr. Steele has been involved in the promotion and distribution of amateur groups including bookings, retail sales, Internet sales, sponsorship of music festivals, and merchandising. During his career, Mr. Steele attended several courses related to the industry in 1991 at the Recording Workshop in Chillicothe, Ohio, specializing in recording engineering and music production, and studio and maintenance troubleshooting.

BOARD COMMITTEES

Steele Recording Corporation has not yet implemented any board committees as of the date of this prospectus.

DIRECTORS

Steele Recording Corporation has authorized a maximum of seven (7) directors. However, in no event may Steele Recording Corporation have less than one director. Although Steele Recording Corporation anticipates appointing additional directors, Steele Recording Corporation has not identified any such person.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of the date of this offering with respect to the beneficial ownership of Steele Recording Corporation common stock by all persons known by Steele Recording Corporation to be beneficial owners of more than 5% of any such outstanding classes. The table includes each director and executive officer, and by all officers and directors as a group. Unless otherwise specified, the named beneficial owner has, to Steele Recording Corporation knowledge, either sole or majority voting and investment power.

			Percent of Class
Title Of Class	Name, Title and Address of Beneficial Owner of Shares(1)	Amount of Beneficial Ownership(2)	Before Offering	After Offering(3)
Common	Mack Steele, President, CEO, CFO, CAO, Secretary, Treasurer, and Director	10,000,000	100.00%	76.90%

	All Directors and Officers as a group (1 person)	10,000,000	100.00%	76.90%

Footnotes

1.  The address of each executive officer and director is c/o Steele Recording Corporation, 3504 South 5175 West, Cedar City, Utah 84720.

2.  As used in this table, “beneficial ownership” means the sole or shared power to vote, or to direct the voting of, a security, or the sole or share investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of a security).

3.  Assumes the sale of the maximum amount of this offering (3,000,000 shares of common stock) by Steele Recording Corporation. The aggregate amount of shares to be issued and outstanding after the offering is 13,000,000.

DESCRIPTION OF SECURITIES

Steele Recording Corporation’s authorized capital stock consists of 75,000,000 shares of common stock, with a par value of $0.001 per share.

The holders of our common stock:

1.

Have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors;

2.

Are entitled to share ratably in all of assets available for distribution to holders of common stock upon liquidation, dissolution, or winding up of corporate affairs;

3.

Do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and

4.

Are entitled to one vote per share on all matters on which stockholders may vote.

All shares of common stock now outstanding are fully paid for and non-assessable and all shares of common stock which are the subject of this offering, when issued, will be fully paid for and non assessable.

The SEC has adopted rules that regulate broker/dealer practices in connection with transactions in penny stocks. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange system). The penny stock rules require a broker/dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker/dealer also must provide the customer with bid and offer quotations for the penny stock, the compensation of the broker/dealer, and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from such rules, the broker/dealer must make a special written determination that a penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These heightened disclosure requirements may have the effect of reducing the number of broker/dealers willing to make a market in Steele Recording Corporation shares, reducing the level of trading activity in any secondary market that may develop for Steele Recording Corporation shares, and accordingly, customers in Steele Recording Corporation securities may find it difficult to sell their securities, if at all.

Steele Recording Corporation has no current plans to neither issue any preferred stock nor adopt any series, preferences, or other classification of preferred stock. The Board of Directors is authorized to (i) provide for the issuance of shares of the authorized preferred stock in series and (ii) by filing a certificate pursuant to the laws of Nevada, to establish from time to time the number of shares to be included in each such series and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof, all without any further vote or action by the stockholders. Any shares of issued preferred stock would have priority over the common stock with respect to dividend or liquidation rights. Any future issuance of preferred stock may have the effect of delaying, deferring, or preventing a change in control of the company without further action by the stockholders and may adversely affect the voting and other rights of the holders of common stock.

The issuance of shares of preferred stock, or the issuance of rights to purchase such shares, could be used to discourage an unsolicited acquisition proposal. For instance, the issuance of a series of preferred stock might impede a business combination by including class voting rights that would enable the holder to block such a transaction, or facilitate a business combination by including voting rights that would provide a required percentage vote of the stockholders. In addition, under certain circumstances, the issuance of preferred stock could adversely affect the voting power of the holders of the common stock. Although the Board of Directors is required to make any determination to issue such stock based on its judgment as to the best interests of stockholders, the Board of Directors could act in a manner that would discourage an acquisition attempt or other transaction that potentially some, or a majority, of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then market price of such stock. The Board of Directors does not at present intend to seek shareholder approval prior to any issuance of currently authorized stock, unless otherwise required by law or stock exchange rules.

PREFERRED STOCK

Steele Recording Corporation has not authorized the issuance of preferred stock.

PREEMPTIVE RIGHTS

No holder of any shares of Steele Recording Corporation stock has preemptive or preferential rights to acquire or subscribe for any shares not issued of any class of stock or any unauthorized securities convertible into or carrying any right, option, or warrant to subscribe for or acquire shares of any class of stock not disclosed herein.

NON-CUMULATIVE VOTING

Holders of Steele Recording Corporation common stock do not have cumulative voting rights. Cumulative voting rights are described as holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of Steele Recording Corporation directors.

CASH DIVIDENDS

As of the date of this prospectus, Steele Recording Corporation has not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of the Board of Directors and will depend upon earnings, if any, capital requirements and financial position, general economic conditions, and other pertinent conditions. Steele Recording Corporation does not intend to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in business operations.

REPORTS

After this offering, Steele Recording Corporation will furnish its shareholders with annual financial reports certified by independent accountants, and may, at its discretion, furnish unaudited quarterly financial reports.

INTEREST OF NAMED EXPERTS AND COUNSEL

None.

DISCLOSURE OF COMMISSION POSITION OF

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Bylaws and certain statutes provide for the indemnification of a present or former director or officer. Please refer to the section herein titled “Indemnification of Directors and Officers.”

THE SECURITIES AND EXCHANGE COMMISSION’S POLICY ON INDEMNIFICATION

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the company pursuant to any provisions contained in its Articles of Incorporation, Bylaws, or otherwise, Steele Recording Corporation has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Steele Recording Corporation of expenses incurred or paid by a director, officer or controlling person of Steele Recording Corporation in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Steele Recording Corporation will, unless in the opinion of Steele Recording Corporation legal counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ORGANIZATION WITHIN LAST FIVE YEARS

Steele Recording Corporation was incorporated in the State of Nevada on February 12, 2007.

Please see the section titled “Recent Sales of Unregistered Securities” herein for capitalization history.

DESCRIPTION OF BUSINESS

BUSINESS DEVELOPMENT AND SUMMARY

Steele Recording Corporation incorporated in the State of Nevada on February 12, 2007 under the same name. Since inception, Steele Recording Corporation has not generated revenues and has accumulated losses in the amount of $(17,538) as of April 30, 2007. Steele Recording Corporation has never been party to any bankruptcy, receivership or similar proceeding, nor have it undergone any material reclassification, merger, consolidation, purchase or sale of a significant amount of assets not in the ordinary course of business.

Steele Recording Corporation has yet to commence planned operations to any significant measure. As of the date of this Registration Statement, Steele Recording Corporation has had only limited start-up operations and has not generated revenues. The Company will not be profitable until it derives sufficient revenues and cash flows from production fees, licensing, and distribution revenues.  Steele Recording Corporation believes that, if it obtains the minimum proceeds from this offering, it will be able to implement the business plan and conduct business pursuant to the business plan for the next six months.

Steele Recording Corporation’s administrative office is located at 3504 South 5175 West, Cedar City, Utah 84720.

Steele Recording Corporation’s fiscal year end is December 31.

DESCRIPTION OF BUSINESS

Business Overview

We plan to produce, acquire, license and distribute high-quality recorded music. We are primarily focused on urban music, the area of the industry that includes hip-hop, rock & roll, rap and rhythm and blues. We believe, based on industry sources and census data, that this area offers significant growth and profit potential.

Hip-Hop or Urban Music was the most dynamic segment of the contemporary music industry in 2000. The Recording Industry Association of America figures, compiled by Chilton Research Services, show Hip-Hop or Urban Music with the largest percentage increase in consumer record purchases, accounting for 10.1% of total shipments or $1.23 billion. This figure represents an increase of more than 250% over the past ten years.

Our business approach is a four-faceted business philosophy:

1.

Understand and adapt to consumers and artists behavior, habits and wants, responding with advanced solutions and technologies;

2.

Respect the rights of artists and copyright holders, recognizing the value of their work, and use technological innovations and consumer movements to capitalize on evolving distribution and promotional opportunities;

3.

Develop and offer cooperative solutions to the recording & radio industry to leverage technology and extensive content for mutual promotional and financial benefit; and

4.

Offer quality, diversity, accessibility, and convenience to our customers.

Business Development

Relationship with Artists

Our plan is to sign and develop new or emerging urban or hip-hop oriented music artists and, to the extent practicable, sign established artists. We intend to recruit artists and to enter into exclusive, long-term recording contracts. These contracts are expected to cover an initial album, with options to record four to seven additional albums, at our discretion). We will concentrate our resources on a small number of artists, developing a tailored marketing and promotion plan for each. There can be no assurance that we will be able to attract new and emerging music talent or established artists, or, if we are able to attract such talent, that we will be able to develop that talent successfully or in such a manner as to make a commercially viable end product.

We expect to work to sign artists that fit primarily into four categories:

Emerging Artists

We expect to seek emerging artists or bands that have developed a significant following to sign one album recording contracts. With these artists, the focus will be on artist development and pre-production work, leading to producing a professional quality album that can be released. If the artist is interested in using our release as a possible stepping-stone to a bigger recording contract, we expect to work with the artist and our network of relationships at the major labels to “shop” the album to a major label for a potential contract.

Artists recently cut by a Major Label

Many major labels are dropping artists who are selling fewer than 400,000 albums. We believe a significant number of these artists selling between 50,000 - 400,000 albums will gravitate to our Company.

Back Catalog of Artists on Any Label

When most artists sign with a major label, they frequently have a back - catalog of earlier albums or even unreleased tracks. For artists who retain the rights to older material when they sign with a major label, we believe we can be a way for the artist to release or re-release their music while earning a high royalty rate and equity in a label.

Established Artists looking for an Equitable Alternative to the Majors

Because our model offers artists a significantly higher royalty rate than do the major record labels, we intend to pursue certain artists who are unhappy with the current recording industry structure to sign with us.

If we develop commercially successful music artists, there can be no assurance that we will be able to maintain our relationships with such artists even if we have entered into exclusive recording contracts with them. Furthermore, performing artists occasionally request releases form their exclusive recording agreements. Among the reasons that may cause an artist to engage in so-called “label jumping” are expectations of greater income, advances or promotional support by a competing label. There can be no assurance that any given artist developed by us will not determine to request a release form his or her agreement with us. Because of the highly personal and creative nature of the artist’s contractual obligations to us, it is not feasible to force an unwilling artist to perform the terms of his or her contract.

MARKETING

Distribution Strategy

Business-to-Business (B2B) Programs and Services

We expect to develop a number of B2B programs in the future. We expect to develop the following programs during the next 12-18 months:

Steele Recording Studio Radio Initiative

Terrestrial radio stations are facing increased competition from Internet based radio stations and must therefore establish and implement new means of attracting and retaining listeners. Given the limited number of minutes available for advertising each day, some stations are searching for Non-Traditional Revenue (NTR) opportunities. Utilizing different media technologies and extensive content, we expect to offer radio stations opportunities to potentially realize additional revenues. A station can only broadcast one program on their radio band, and that programming only appeals to a limited audience. We plan to create a multi-stream player that can be incorporated into a radio station’s web site, that would allow a station that primarily offers Alternative music to also offer a stream of Hip-Hop or Pop to broaden the target demographic, or to offer an “All Dance” stream or “Best of the 80’s” stream, or any other programming that may appeal to an audience other than that of the primary programming of the station. Through the insertion of audio advertisements, just like those used on the radio, each one of these streams can become a low-maintenance source of additional revenues.

Steele Recording Studio Radio Program

College radio stations, often subject to strict internal guidelines, sometimes struggle financially. College radio represents one of the target audiences for new music and therefore, we believe, is one of the most desirable markets for independent artists and record labels trying to establish or “break” a new artist. We expect to develop a syndicated radio program that could generate recurring revenues for college radio stations. We currently anticipate that the radio programs will be available in program lengths of one or two hours, and will include a mix of emerging artists, with a focus on artists who are either local to the individual school or who have tour dates nearby. By selling advertising to national or regional companies and splitting those revenues with the school’s radio station, we expect to generate revenue, gain exposure for our artists and provide the station with revenue.

Steele Recording Television Initiative

With the growing number of channels on cable and satellite television, some smaller or younger independent networks are in a struggle for viewers, while simultaneously being faced with increasing competition for advertisers. This competition causes some of these networks to seek to acquire or license compelling yet inexpensive programming. To capitalize on this opportunity, we expect to launch a program to provide these networks with no-cost music video programming. Many networks go off the air during the late hours due to a lack of affordable programming in comparison to overnight advertising rates on lesser-known channels. By having access to our videos at no cost, we believe the challenge to make a profit from advertising becomes more feasible for these channels and networks. In exchange for a small percentage of the commercial advertising revenue the television station realizes, we expect to deliver ready-to-air blocks of video programming free of licensing fees. Each video is expected to feature brief biographical information on the artist and the song as well as credits and advertisements for our online music web site.

Steele Recording Soundtrack Initiative

While radio-play is the staple of any successful promotion of an artist’s music, this requires extensive ongoing effort and getting a song into rotation in each market is a separate endeavor and cost. One of the few means of attaining national and even international play of a song is placement in the soundtrack of a television show, movie or even commercial. We intend to actively work to place songs in soundtracks at no cost for inclusion in the show or film in exchange for appropriate credits, while holding rights for distribution and royalties for us and the artist for soundtrack albums subsequently released.

Steele Recording Studios Retail Music Program

To increase our artist exposure, generate revenue for us and create promotional platforms for our artists, we plan to develop a Retail Music Program. Through this program, we expect to offer businesses customized streams of music for playing in their store, bar or restaurant. We expect to utilize our rights to artist content to facilitate the transfer of music digitally to businesses, providing retail clients with an alternative source of retail music. The program will target any retail establishment, hosting an average of 30+ customers at any given time.

Sales and Marketing

We believe that we can greatly reduce the costs of penetrating a specific market with an artist by utilizing regional test marketing campaigns that harness the power of the Internet to capture and gauge consumer tastes and response. This marketing approach starts at the street level by promoting the artists at demographically specific events, sponsorship of festivals, and the booking of live performances. We expect to select artists before making a decision on offering a traditional recording contract. We plan to “pre-market” with promotional compilation CDs containing two or more tracks per artist selected. Potential fans will receive the promotional compilation CD, listen to the music, and have the opportunity to log on to a designated area of our Website to get more information about the artists they like and to enter various contests we expect to conduct. Artists who get the most positive feedback will then be considered for a traditional recording contract.

Tracking the Internet feedback received for each artist will supply specific information on what markets are the strongest for a traditional record release. These are the markets in which we will then focus when ready to secure distribution. The user feedback is also expected to assist in determining the spending of promotional dollars and booking of live performances.

Copyrights

Our recorded music business, like that of other companies involved in recorded music, will primarily rest on ownership and or control and exploitation of musical works and sound recordings. Our music products, including our commercial music, are and will be protected under applicable domestic and international copyright laws.

Although circumstances vary from case to case, rights and royalties relating to a particular recording typically operate as follows:

When a recording is made, copyright in that recording either vests in the recording artist and then is licensed to the record company or vests in the record company itself, depending on the terms of the agreement between them. Similarly, when a musical composition is written, copyrights in the composition either vests in the writer and is then licensed to a music publishing company or vests in a publishing company. A public performance of a record will result in money being paid to the writer and publisher. The rights to reproduce songs on sound carriers result in mechanical royalties being payable by the record company to the recording artists for the use of the recording. We operate in an industry which revenues are adversely affected by the unauthorized reproduction of recordings for commercial sale, commonly referred to as “piracy”, and by home taping for personal use.

Potential publishing revenues may be derived from our ownership interest in musical compositions, written in whole or in part by artists. Management anticipates securing an ownership position in the copyright to any compositions written by our recording artists, where such rights are available and have not been previously sold or assigned. Generally, revenues from publishing are generated in the form of:

1)

Mechanical royalties, paid by the record company to the publisher for the mechanical duplication of the copyright to a particular composition. This is distinct from the copying of the artist’s performance of that composition;

2)

Performance royalties, collected and paid by performing rights entities such as ASCAP and BMI for the actual public performance of the composition as represented by radio airplay, Musak, or as a theme or jingle broadcast in synchronization with a visual image via television;

3)

Sub-publishing revenues derived from copyright earnings in foreign territories, and publishers in those territories acting as our designated collection agents; and

4)

Licensing fees derived from printed sheet music, uses in synchronization with images as in video or film scores, computer games and other software applications, and any other use involving the composition.

Competition

We will face intense competition for discretionary consumer spending from numerous other record companies and other forms of entertainment offered by film companies, video companies and others. We will compete directly with other recorded music companies, including the major recorded music companies, which distribute urban and contemporary music, as well as with other record companies for signing artists and acquiring music catalogs. Many of these competitors have significantly longer operating histories, greater financial resources and larger music catalogs than us. Our ability to compete successfully in the recorded music business will be largely dependent upon our ability to sign and retain artists who will prove to be successful and to introduce music products that are accepted by consumers.

INDUSTRY ANALYSIS

According to the International Federation of the Phonographic Industry, during the first half of 2006, digital music sales grew 106% compared with the same period last year to reach US$945 million.  Digital sales now account for 11% of the recorded music market worldwide, up from 5.5% in December 2005

GROWTH STRATEGY OF THE COMPANY

The music business consists of several functions: publishing, production, manufacturing, licensing,

distribution and promotion.

Publishing

The process begins when a songwriter writes a piece of music and reaches an agreement with a publishing company to market their work to the industry. By contracting for the rights to music written by different songwriters, the publishing company builds a library of music, known as a catalog. The publishing company markets its music catalog to producers, artists and record companies, and collects royalties on each recording that is sold.

Production

Once the record company decides to record a song with a performing artist, the record company underwrites the costs associated with producing a market-ready master recording of the song. This entails paying for recording studio time, hiring studio musicians and paying sound mixers to edit the tape. The artist is responsible for delivering satisfactory master recordings to the record company.

Manufacturing

Once a master is completed, the record company contracts with a manufacturer or duplicator of recording formats to make multiple copies. We plan to contract with others to manufacture our records or arrange for manufacturing through an agreement with our distributor. Amounts advanced by the distributor for the manufacture of our next album will be repaid out of the revenues from the sale of this current album.

Licensing

Like many other recorded music ventures, we will license the musical works we intend to sell. This means that we will purchase the right to reproduce and sell the musical works in exchange for royalties paid to the music publisher and artist.

Distribution

Once copies have been completed, the record company’s distribution system stocks, sells or markets, takes orders for and delivers the copies of the recording to distribution outlets. In many ways, distribution is the most critical function in the record business, since distributors provide the access to, and thereby control, the marketplace. Distribution can be divided into two distinct categories: Traditional and Non-traditional.

Traditional outlets include small independent record stores, leased departments of large retail stores, and large chain record stores.

Non-traditional outlets are also known as alternative distribution. Independent retail outlets not served by traditional distributors, direct response marketing and Internet sales comprise the bulk of non-traditional sales. Nontraditional outlets are a rapidly growing area of distribution.

Promotion

Once the record is ready for market it must be promoted to ensure sales upon distribution. The traditional and most effective means of promoting recorded music is by radio airplay. Obtaining radio airplay for a new release is an extremely competitive process. As radio stations increasingly focus on specific music formats, it is becoming easier for independent producers to target the stations that are most likely to air a particular new recording. In a number of markets, hiring independent regional promoters can be quite effective in gaining airplay for a release. Public and college radio stations are useful venues for promoting lesser-known artists. Music video airplay on MTV or VH-1, or other video stations or programs, is essential to the commercial success of recording music artists and their records. Promoting urban contemporary music may involve more-direct promotional efforts in urban communities. For example, albums may be promoted at local dance clubs.

Songs that are aired on a major radio station are chosen by the program director, often in conjunction with a format consultant. Once a recording is aired, the amount of repeat play it receives depends on listener requests and feedback, as well as actual sales data. In large measure, listener response and sales depend on how often a release is aired. Building a commercial hit depends on an ongoing cycle of airplay and sales. Nurturing this cycle requires constant marketing attention and careful coordination of advertising, and other promotional activities. These promotional activities include print advertising, retail promotions and concert tours.

The key to finding an audience for new artists is to properly coordinate the promotional activities to maximize awareness and exposure. We will, where possible, use our in-house expertise to direct, coordinate or assist the artists with the promotional activities. Coordinating or providing assistance with these activities in-house, to the extent practicable, will help us to control costs.

The recorded-music industry has special considerations.

As a recent entrant into the recorded-music business, we will be subject to all the factors involved in establishing a new business. Additionally, there are particular risks common in the recorded music industry. For example:

1)

Changes in the timing of new releases can cause significant fluctuations in quarterly operating results. We cannot assure you that we will be able to generate sufficient revenues from successful releases to cover the costs of unsuccessful releases.

2)

It is industry practice to sell recorded music products on a returnable basis.  We will primarily follow this practice in the future.  We may have to establish reserves for future returns of products based on our return policies and return experience. If more of our product is returned than we anticipate in these reserves, it could adversely affect our results of operations.

3)

The business of manufacturing records can be transformed as new technologies affect the formats used to make copies of recordings.  The development of new formats often positively impacts growth.  Sales of vinyl LP records have been nearly extinguished by cassettes and CDs.  We expect that new formats employing digital technology -- for example, digital audiotape and downloadable MP3 -- will gain wider acceptance in the near future.  Digital formats offer the ability to make nearly perfect copies of recordings.  Therefore, while we believe the development of these formats should have a positive overall effect on our industry, we are concerned that unauthorized reproduction of recordings using these technologies could have a negative effect.

Talent development has special considerations.

1)

To secure the services of music artists, we will have to pay advances consistent with industry standards. If an artist’s album does not sell well, or if the artist fails to produce an album, a producer generally cannot recover the amount of the advance already paid to the artist. We cannot assure you that any of the artists to whom we make advances will produce sales revenues for us. Even if they do, the revenue may not be sufficient to recoup any advances we have made to them.

2)

Any artist we develop might request a release from his or her agreement with us. The artist’s contractual obligations are highly personal and creative in nature, so it is not feasible to force an unwilling artist to perform the terms of his or her contract. If we sign an artist and later lose that artist, it could have a materially adverse effect on our business.

Need For Government Approval

There are no known requirements for any governmental approval or licenses.

Number of Total Employees and Number of Full Time Employees

Steele Recording Corporation is currently in the development stage. During this development period, Steele Recording Corporation plans to rely exclusively on the services of Mack Steele, the officer and director, to establish business operations and perform or supervise the business requirements at this time. Steele Recording Corporation believes that its operations are currently on a small scale and that they are manageable by the individual. There are no full-time employees and only one part-time employee. Mr. Steele’s responsibilities are mainly due diligence of target markets, artists and bands, and general and administrative duties related to running the Company.  At this time, Steele Recording Corporation operations are minimal.

REPORTS TO SECURITY HOLDERS

1.

After this offering, Steele Recording Corporation will furnish shareholders with audited annual financial reports certified by independent accountants, and may, in its discretion, furnish unaudited quarterly financial reports.

2.

After this offering, Steele Recording Corporation will file periodic and current reports with the Securities and Exchange Commission as required to maintain the fully reporting status.

3.

The public may read and copy any materials Steele Recording Corporation files with the SEC at the SEC’s Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Steele Recording Corporation SEC filings will also be available on the SEC’s Internet site. The address of that site is: http://www.sec.gov

MANAGEMENT’S DISCUSSION AND PLAN OF OPERATION

This section must be read in conjunction with the Audited Financial Statements included in this prospectus.

PLAN OF OPERATION

Steele Recording Corporation was incorporated on February 12, 2006.  Steele Recording Corporation has generated no revenue as of April 30, 2006 resulting in net losses of $17,538 since inception.  The loss is attributable to general and administrative expenses.

Since incorporation, Steele Recording Corporation has financed its operations through minimal business activity.

To date, Steele Recording Corporation has not implemented fully planned principal operations. Presently, Steele Recording Corporation is attempting to secure sufficient monetary assets to increase operations. Steele Recording Corporation cannot assure any investor that it will be able to enter into sufficient business operations adequate to insure continued operations.

Below is an illustration of the financing needs and anticipated sources of funds for the elements of Steele Recording Corporation’s business plan that constitute top priorities.  Each material event or milestone listed below will be required until the Company generates adequate revenue.

1.

Review due diligence to identify and short-list emerging urban and hip-hop oriented music artists as potential clients.

2.

Conclude due diligence and short-list emerging artists and bands that have developed a significant following as candidates for one album recording

3.

Identify artists and bands that major record labels have recently dropped due to album sales less than 400,000.  Steele Recording believes that due to economies of scale and other factors, the Company can generate a positive revenue stream attracting artists selling between 50,000 – 400,000 albums

4.

Establish and maintain a visible community presence.

Steele Recording Corporation’s ability to fully commence operations is entirely dependent upon the proceeds to be raised in this offering. Depending on the outcome of this offering, Steele Recording Corporation plans to choose one of the following courses:

Plan 1: Minimum offering. If only the minimum of $20,000 is raised in this offering, Steele Recording Corporation will immediately begin to implement the aforementioned plans to generate business sufficient to maintain ongoing operations.  This entails deriving sufficient revenue from the licensing and distribution of recorded music to sustain operations and position the Company for growth.

Steele Recording Corporation has not allocated any funds for office equipment and furniture. Mr. Mack Steels, the Companies sole officer and director has offered the use of his personal office equipment and furniture.

Steele Recording Corporation has allocated $250 for office supplies. Office supplies consist of mailing expenses, copying expenses, paper, general desk supplies, etc.

Steele Recording Corporation has budgeted $3,000 for publishing development.  Product development includes, but is not limited to procuring existing songwriter relationships.

Steele Recording Corporation has allocated $2,000 for salaries to support a frugal growth strategy.

Steele Recording Corporation has allocated $6,000 for sales and marketing, specifically for a frugal advertising campaign. The company plans to produce professional quality four-color promotional brochures and secure a web site presence on the World Wide Web.

Steele Recording Corporation has allocated $500 for general working capital to cover any shortfalls in the categories listed above. This allocation of funds will satisfy travel expenses, postage, telephones, overnight delivery services, and other general operating expenses. Funds may also be available to take advantage of any other related business opportunities that arise during the course of business operations.

Steele Recording Corporation believes it will be able to execute the business plan adequately and commence operations as a going concern once the minimum proceeds from this offering are secured. Steele Recording Corporation does not expect to generate any significant revenue in the first nine months of operation from the date the Company secures first funds are received from this offering.

Any line item amounts not expended completely shall be held in reserve as working capital, subject to reallocation to other line items expenditures as required for ongoing operations.

Plan 2: Maximum offering. In the event the maximum amount of $30,000 is raised, Steele Recording Corporation still does not expect to generate revenue in the first nine months of operation from the date the first funds are received from trust. Under Plan 2, management will supplement the activities addressed in Plan 1, as delineated above.

Steele Recording Corporation plans to purchase a computer, printer, and related programs totaling $1,250.

The allocation for office supplies increases to $500 and remains consistent with minimum proceeds placement.

Steele Recording Corporation has allocated $5,000 to publishing development in the event the Company receives the maximum amount of proceeds from the placement   Funds will enable the company to expand its scope of further procuring songwriter relationships.

The allocation of salaries increases to $5,000, which will support a prudent increase in staff.  Planed support includes allocating a portion of funds for development support and assistance.

The allocation for sales and marketing increases to $8,000 to support expanding the Companies exposure of products by attending industry related conventions. The Company also has plans for a strategically placed marketing campaign that has designated target markets. This campaign is conservatively budgeted and is subject to change based on market conditions.

The allocation for working capital increases to $2,000 allowing for financial support of any areas with growth potential.

Any line item amounts not expended completely shall be held in reserve as working capital, subject to reallocation to other line items expenditures as required for ongoing operation.

Regardless of the ultimate outcome and subsequent plan implemented, Steele Recording Corporation has budgeted for certain expenditures that it expects to incur.  Steele Recording Corporation expects accounting fees to be a minimum of $5,000 for the first full year including reviewed financial statements for quarterly reports and audited financial statements for the year ended December 31, 2007.  All statements are to be filed in applicable periodic reports with the SEC in accordance with Item 310 of Regulation S-B. Legal and professional fees are expected to aggregate $2,500 for the first full year.  The allocation will also cover general legal fees, as well as ongoing Edgar conversion costs and various other professional services performed in relation to the anticipated ongoing reporting requirements of a public reporting company.  All use of proceeds figures represent management’s best estimates and are not expected to vary significantly.  However, in the event Steele Recording Corporation incurs or expects to incur expenses materially outside of these estimates, Steele Recording Corporation intends to file an amended registration statement, of which this prospectus is a part of, disclosing the changes and the reasons for any revisions.

Steele Recording Corporation’s ability to commence operations is entirely dependent upon the proceeds raised in this offering. If Steele Recording Corporation does not raise at least the minimum offering amount, it will be unable to establish a base of operations, without which it will be unable to begin to generate any revenues. The realization of sales revenues in the next twelve months is important in the execution of the plan of operations.  However, Steele Recording Corporation cannot guarantee that it will generate such growth. If Steele Recording Corporation does not produce sufficient cash flow to support Steele Recording Corporation operations over the next twelve months, Steele Recording Corporation may need to raise additional capital by issuing capital stock in exchange for cash in order to continue as a going concern. There are no formal or informal agreements to attain such financing. Steele Recording Corporation cannot assure any investor that, if needed, sufficient financing can be obtained or, if obtained, that it will be on reasonable terms. Without realization of additional capital, it would be unlikely for operations to continue.

Steele Recording Corporation management does not expect to incur significant research and development costs.

Steele Recording Corporation does not own any significant plant that it would seek to sell in the near future.

Steele Recording Corporation management does not anticipate the need to hire employees over the next 12 months, with the possible exception of a Director of Marketing, and product development assistance and support.  Additional personnel will only be justified should business develop of a sufficient nature to necessitate such expenditure.  Currently, Steele Recording Corporation believes the services provided by its officer and director appears sufficient at this time.  Steele Recording Corporation believes that its operations are currently on a small scale that is manageable by one individual at the present.

Steele Recording Corporation has not paid for expenses on behalf of any director.  Additionally, Steele Recording Corporation believes that this fact shall not materially change unless warranted in the course of business.

Steele Recording Corporation has no plans to seek a business combination with another entity in the foreseeable future.

OFF-BALANCE SHEET ARRANGEMENTS

Steele Recording Corporation does not have any off-balance sheet arrangements.

DESCRIPTION OF PROPERTY

Steele Recording Corporation uses an administrative office located at 3504 South 5175 West, Cedar City, Utah 84720. Mr. Mack Steels, the sole officer and director of the Company provides the office space free of charge and no lease exists. There are currently no proposed programs for the renovation, improvement or development of the facilities currently use.

Steele Recording Corporation management does not currently have policies regarding the acquisition or sale of real estate assets primarily for possible capital gain or primarily for income. Steele Recording Corporation does not presently hold any investments or interests in real estate, investments in real estate mortgages or securities of or interests in persons primarily engaged in real estate activities.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On February 12, 2006 Mack Steele, President, Secretary, Treasurer, and Director, received 5,000,000 shares of Steele Recording Corporation common stock, par value $0.001 per share, for and equity investment totaling $5,000.

All shares issued to Mr. Mack Steele were at a par price per share of $0.001. The price of the common stock issued to Mr. Mack Steele was arbitrarily determined and bore no relationship to any objective criterion of value. At the time of the issuance, Steele Recording Corporation was recently formed or in the process of being formed and possessed no assets.

On February 12, 2006 Mack Steele, President, Secretary, Treasurer, and Director, received 5,000,000 shares of Steele Recording Corporation common stock, par value $0.001 per share, for services.

All shares issued to Mr. Mack Steele were at a par price per share of $0.001. The price of the common stock issued to Mr. Mack Steele was arbitrarily determined and bore no relationship to any objective criterion of value.  At the time of the issuance, Steele Recording Corporation possessed no assets.

Steele Recording Corporation’s principal office space is free of charge at the present time.  Please refer to the section titled “Description of Property” herein.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

MARKET INFORMATION

As of the date of this prospectus, there is no public market in Steele Recording Corporation common stock. This prospectus is a step toward creating a public market for Steele Recording Corporation stock, which may enhance the liquidity of Steele Recording Corporation shares. However, there can be no assurance that a meaningful trading market will develop. Steele Recording Corporation and its management make no representation about the present or future value of Steele Recording Corporation common stock.

As of the date of this prospectus:

1.

There are no outstanding options of warrants to purchase or other instruments convertible into, common equity of Steele Recording Corporation;

2.

There are currently 10,000,000 shares of Steele Recording Corporation common stock held by its officer and director. The common stock is not eligible to for sale pursuant to Rule 144 under the Securities Act;

3.

Other than the stock registered under this Registration Statement, there is no stock that has been proposed to be publicly offered resulting in dilution to current shareholders.

As of the date of this document, Steele Recording Corporation has 10,000,000 shares of common stock outstanding. Its officer and director beneficially hold all of these shares of common stock. These shares of common stock are restricted from resale under Rule 144 until registered under the Securities Act, or an exemption is applicable.

In general, under Rule 144 as amended, a person who has beneficially owned and held “restricted” securities for at least one year, including “affiliates,” may sell publicly without registration under the Securities Act, within any three-month period, assuming compliance with other provisions of the Rule, a number of shares that do not exceed the greater of (i) one percent of the common stock then outstanding or, (ii) the average weekly trading volume in the common stock during the four calendar weeks preceding such sale. A person who is not deemed an “affiliate” and who has beneficially owned shares for at least two years would be entitled to unlimited resales of such restricted securities under Rule 144 without regard to the volume and other limitations described above.

HOLDERS

As of the date of this prospectus, Steele Recording Corporation has 10,000,000 shares of $0.001 par value common stock issued and outstanding held by 1 (one) shareholder of record, Mack Steele, who is the sole officer and director of Steele Recording Corporation.  The transfer agent will be Pacific Stock Transfer Company, 500 East Warm Springs Road, Suite 240, Las Vegas, Nevada 89119, telephone number (702) 361-3033.

DIVIDENDS

Steele Recording Corporation has never declared or paid any cash dividends on its common stock. For the foreseeable future, Steele Recording Corporation intends to retain any earnings to finance the development and expansion of its business, and does not anticipate paying any cash dividends on its common stock. Any future determination to pay dividends will be at the discretion of the Board of Directors and will be dependent upon then existing conditions, including its financial condition, results of operations, capital requirements, contractual restrictions, business prospects, and other factors that the Board of Directors considers relevant.

EXECUTIVE COMPENSATION

Summary Compensation Table
	Annual Compensation				Long-Term Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Restricted Stock Awards ($)	Securities Underlying Options (#)	LTIP Payouts ($)	All Other Compensation ($)

Mack Steele	2006	-	-	-	-	-	-	-
President, Secretary, Treasurer, and Director Chief Accounting Officer, Chief Financial Officer

DIRECTORS’ COMPENSATION

Directors are not entitled to receive compensation for services rendered to Steele Recording Corporation, or for each meeting attended except for reimbursement of out-of-pocket expenses. There are no formal or informal arrangements or agreements to compensate directors for services provided as a director.

EMPLOYMENT CONTRACTS AND OFFICERS’ COMPENSATION

Since Steele Recording Corporation’s incorporation on February 12, 2007 and through period ending April 30, 2007, Steele Recording Corporation has paid Mr. Mack Steele $5,000 in officer compensation. Upon securing maximum placement proceeds, Steele Recording Corporation has budgeted $2,000 per month as compensation for Mr. Mack Steele.  Steele Recording Corporation does not have employment agreements. The Board of Directors will determine future compensation and, as appropriate, employment agreements executed.

STOCK OPTION PLAN AND OTHER LONG-TERM INCENTIVE PLAN

Steele Recording Corporation currently does not have existing or proposed option/SAR grants.

FINANCIAL STATEMENTS

(a). Audited Financial Statements for Period Ended April 30, 2007

(Continued on the following page)

MOORE & ASSOCIATES, CHARTERED

           ACCOUNTANTS AND ADVISORS

                     PCAOB REGISTERED

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Steele Recording Corporation.

(A Development Stage Company)

We have audited the accompanying balance sheet of Steele Recording Corporation. as of April 30, 2007, and the related statements of operations, stockholders’ equity and cash flows from inception February 12, 2007 through April 30, 2007. These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Steele Recording Corporation. as of April 30, 2007 and the results of its operations and its cash flows from inception February 12, 2007 through April 30, 2007, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 1 to the financial statements, the Company has generated no revenue and has not established operations which raise substantial doubt about its ability to continue as a going concern.  Management’s plans concerning these matters are also described in Note 1.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Moore & Associates, Chartered

Moore & Associates Chartered

Las Vegas, Nevada

June 8, 2007

2675 S. Jones Blvd. Suite 109, Las Vegas, NV 89146 (702) 253-7499 Fax (702) 253-7501

STEELE RECORDING CORPORATION

(A Development Stage Company)

Balance sheet

As of April 30, 2007

ASSETS

Current assets:
Cash and cash equivalents	$ 7,462
Total current assets	7,462

$ 7,462

LIABILITIES AND STOCKHOLDERS' (DEFICIT)

Current liabilities:
Advance from shareholder	$ 15,000
Total current liabilities	15,000

Commitments and contingencies	-

Stockholders' (deficit)
Common stock; $.001 par value, 75,000,000 shares authorized;
10,000,000 shares issued and outstanding	10,000
Accumulated (deficit)	(17,538)
Total stockholders' (deficit)	(7,538)

$ 7,462

See Notes to Financial Statements

STEELE RECORDING CORPORATION

(A Development Stage Company)

Statement of operations

For the period from inception (February 12, 2007) to April 30, 2007

February 12, 2007
(Inception)
through
April 30, 2007

Revenues	$ -

Operating expenses
General administrative	17,538
17,538

(Loss) from operations	(17,538)

Other income (expense)
Other income	-
Other expense	-
-

Net (loss)	$ (17,538)

Basic and diluted loss per common share	$ 0.01

Basic and diluted weighted average
common shares outstanding	10,000,000

See Notes to Financial Statements

STEELE RECORDING CORPORATION

(A Development Stage Company)

Statement of changes in stockholders' (deficit)

For the period from inception (February 12, 2007) to April 30, 2007

			Additional		Total
	Common stock		paid-in	Accumulated	Shareholders'
	Shares	Amount	capital	(deficit)	(deficit)

Balance February 12, 2007 (date of inception)	-	$ -	$ -	$ -	$ -

Shares issued for cash	5,000,000	5,000	-	-	5,000
Shares issued for service	5,000,000	5,000	-	-	5,000
Net (loss)	-	-	-	(17,538)	(17,538)

Balance April 30, 2007	10,000,000	10,000	-	(17,538)	(7,538)

See Notes to Financial Statements

STEELE RECORDING CORPORATION

(A Development Stage Company)

Statement of cash flows

For the period from inception (February 12, 2007) to April 30, 2007

February 12, 2007
(Inception)
through
April 30, 2007

Cash flows from operating activities:
Net loss	$ (17,538)
Adjustments to reconcile net loss to
net cash used in operating activities:
Stock issued for services	5,000
Changes in operating assets and liabilities:
Increase (decrease) in accounts payable	-
Net cash (used in) operating activities	(12,538)

Cash flows from investing activities:
Purchase of computer equipment	-
Net cash (used in) investing activities	-

Cash flows from financing activities:
Advance from shareholder	15,000
Proceeds from issuance of common stock	5,000
Net cash provided by financing activities	20,000

Net change in cash	7,462
Cash, beginning of period	-
Cash, ending of period	$ 7,462

Non Cash Investing and Financing Activities:
Issuance of Common Stock for Services	$ 5,000

See Notes to Financial Statements

STEELE RECORDING CORPORATION

NOTES TO FINANCIAL STATEMENTS

Note 1.  Nature of Business and Summary of Significant Accounting Policies

The summary of significant accounting policies is presented to assist in the understanding of the financial statements.  The financial statements and notes are representations of management.  These accounting policies conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the financial statements.

Nature of business and organization

Steele Recording Corporation (the “Company”) was incorporated in the State of Nevada on February 12, 2007.  The Company’s principal business objective is to produce, acquire, license and distribute high-quality recorded music.  The Company plans to produce such types of music as gospel, adult contemporary, reggae, top 40, blues, country, rock, instrumental, rock & roll, jazz, pop rock, classical, easy listening, big band, and various ethnic folk music recordings.  The Company’s primary focus will be on urban music, the area of the industry that includes hip-hop, rock and roll, rap and rhythm and blues.  The Company’s operations have been limited to general administrative operations and are considered a development stage company in accordance with Statement of Financial Accounting Standards No. 7.

Management of Company

The Company filed its articles of incorporation with the Nevada Secretary of State on February 12, 2007, indicating Marlon Mack Steele Jr. as the incorporator.  The company filed its initial list of officers and directors with the Nevada Secretary of State on February 12, 2007, indicating its President as Marlon Mack Steele Jr.

Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make certain estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes.  The Company is subject to uncertainty of future events, economic, environmental and political factors and changes in the Company's business environment; therefore, actual results could differ from these estimates.  Accordingly, accounting estimates used in the preparation of the Company's financial statements will change as new events occur, more experience is acquired, as additional information is obtained and as the Company's operating environment changes.  Changes are made in estimates as circumstances warrant.  Such changes in estimates and refinement of estimation methodologies are reflected in the statements.

Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.  The Company incurred net losses of approximately $17,500 from the period of February 12, 2007 (Date of Inception) through April 30, 2007 and has not commenced its operations, rather, still in the development stages, raising substantial doubt about the Company’s ability to continue as a going concern.  The Company will seek additional sources of capital through the issuance of debt or equity financing, but there can be no assurance the Company will be successful in accomplishing its objectives.

The ability of the Company to continue as a going concern is dependent on additional sources of capital and the success of the Company’s plan.  The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Note 1.  Nature of Business and Summary of Significant Accounting Policies -continued

Cash and cash equivalents

Cash and cash equivalents include interest bearing and non-interest bearing bank deposits, money market accounts, and short-term instruments with a liquidation provision of three month or less.

Revenue recognition

The Company has no revenues to date from its operations.  Once revenues are generated, management will establish a revenue recognition policy.

Advertising costs

Advertising costs are generally expensed as incurred and are included in selling and marketing expenses in the accompanying statement of operations.

As of April 30, 2007, there was no advertising costs incurred.

Fair value of financial instruments

The Financial Accounting Standards Board’s Statement 107, “Disclosures about Fair Value of Financial Instruments”, requires the determination of fair value of the Company’s financial assets and liabilities.  The estimated fair values of financial instruments were determined by management using available market information and appropriate valuation methodologies.  The carrying amounts of financial instruments including cash and advance from shareholder approximate their fair value because of their short maturities.

Income taxes

The Company accounts for its income taxes in accordance with Statement of Financial Accounting Standards No. 109, which requires recognition of deferred tax assets and liabilities for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and tax credit carry forwards.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in operations in the period that includes the enactment date.

Net loss per common share

The Company computes net loss per share in accordance with SFAS No. 128, Earnings per Share (SFAS 128) and SEC Staff Accounting Bulletin No. 98 (SAB 98).  Under the provisions of SFAS 128 and SAB 98, basic net loss per share is computed by dividing the net loss available to common stockholders for the period by the weighted average number of shares of common stock outstanding during the period.  The calculation of diluted net loss per share gives effect to common stock equivalents; however, potential common shares are excluded if their effect is antidilutive.

Comprehensive income

The Company accounts for comprehensive income (loss) in accordance with SFAS No. 130 "Reporting Comprehensive income" which requires comprehensive income (loss) and its components to be reported when a company has items of comprehensive income (loss).  Comprehensive income (loss) includes net income (loss) plus other comprehensive income (loss). There are no differences or reconciling items between net income and comprehensive income for the period ended April 30, 2007.

Note 2.  Concentration of credit risk

A significant amount of the Company’s assets and resources are dependent on the financial support of the shareholders, should the shareholders determine to no longer finance the operations of the company, it may be unlikely for the company to continue.

Note 3.  Property and equipment

As of April 30, 2007 the Company does not own any property and/or equipment.

Note 4.  Stockholders’ equity

The Company has 75,000,000 shares authorized and 10,000,000 shares issued and outstanding as of April 30, 2007.  The issued and outstanding shares were as follows:

On February 12, 2007 the Company issued 5,000,000 shares of common stock at $0.001 par value to Marlon Mack Steele Jr., the Company’s president/ shareholder for services provided.

On February 12, 2007 the Company issued 5,000,000 shares of common stock at $0.001 par value to Marlon Mack Steele Jr., the Company’s president/ shareholder for equity investment.

Note 5.  Related party transactions

During the normal course of business operation for the period ended April 30, 2007, the Company paid officer’s compensation expense of $10,000 to its president/ shareholder.

The Company issued 5,000,000 shares of common stock to its president/ shareholder for service provided valued at $5,000.

The Company issued 5,000,000 shares of common stock to its president/ shareholder for equity investment valued at $5,000.

Advance from president/ shareholder was $15,000 as of April 30, 2007.

Note 6.  Litigation

As of April 30, 2007, the Company is not aware of any current or pending litigation which may affect the Company’s operations.

Note 7.  Newly issued pronouncements

On February 15, 2007, the FASB issued FASB Statement No. 159, The Fair Value Option for Financial Assets and Financial Liabilities - Including an Amendment of FASB Statement No. 115. The fair value option established by Statement 159 permits all entities to choose to measure eligible items at fair value at specified election dates. A business entity will report unrealized gains and losses on items for which the fair value option has been elected in earnings (or another performance indicator if the business entity does not report earnings) at each subsequent reporting date. Statement 159 is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007.  The Company does not expect that adoption of SFAS No. 159 will have a material effect on its financial position, results of operations, or liquidity and does not currently believe it will have a material impact on our financial statements.

Note 7.  Newly issued pronouncements - continued

On September 29, 2006, the FASB issued FASB Statement No. 158, Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans -- An Amendment of FASB Statements No. 87, 88, 106, and 132R. This new standard requires an employer to: (a)  recognize in its statement of financial position an asset for a plan’s overfunded status or a liability for a plan’s underfunded status; (b) measure a plan’s assets and its obligations that determine its funded status as of the end of the employer’s fiscal year (with limited exceptions); and (c) recognize changes in the funded status of a defined benefit postretirement plan in the year in which the changes occur. The requirement to recognize the funded status of a benefit plan and the disclosure requirements are effective as of the end of the fiscal year ending after December 15, 2006, for entities with publicly traded equity securities, and at the end of the fiscal year ending after June 15, 2007, for all other entities. The requirement to measure plan assets and benefit obligations as of the date of the employer’s fiscal year-end statement of financial position is effective for fiscal years ending after December 15, 2008. The Company does not expect that adoption of SFAS No. 158 will have a material effect on its financial position, results of operations, or liquidity and does not currently believe it will have a material impact on our financial statements.

In September 2006, the FASB issued Statement No. 157, Fair Value Measurements. This new standard provides guidance for using fair value to measure assets and liabilities. Statement 157 applies whenever other standards require (or permit) assets or liabilities to be measured at fair value but does not expand the use of fair value in any new circumstances. Under Statement 157, fair value refers to the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants in the market in which the reporting entity transacts. In this standard, the FASB clarifies the principle that fair value should be based on the assumptions market participants would use when pricing the asset or liability. The provisions of Statement 157 are effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. The Company does not expect that adoption of SFAS No. 157 will have a material effect on its financial position, results of operations, or liquidity and does not currently believe it will have a material impact on our financial statements.

On July 13, 2006, FASB Interpretation (FIN) No. 48, Accounting for Uncertainty in Income Taxes - An Interpretation of FASB Statement No. 109, was issued. FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with FASB Statement No. 109, Accounting for Income Taxes. FIN 48 also prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. The new FASB standard also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. The provisions of FIN 48 are effective for fiscal years beginning after December 15, 2006. The Company does not expect that adoption of (FIN)No. 48 will have a material effect on its financial position, results of operations, or liquidity and does not currently believe it will have a material impact on our financial statements.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE.

None.

PART II: INFORMATION NOT REQUIRED IN PROSPECTUS

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Steele Recording Corporation’s Articles of Incorporation and Bylaws provide for the indemnification of a present or former director or officer. Steele Recording Corporation indemnifies any director, officer, employee or agent who is successful on the merits or otherwise in defense on any action or suit. Such indemnification shall include, but not necessarily be limited to, expenses, including attorney’s fees actually or reasonably incurred by him. Nevada law also provides for discretionary indemnification for each person who serves as or at Steele Recording Corporation request as an officer or director. Steele Recording Corporation may indemnify such individual against all costs, expenses, and liabilities incurred in a threatened, pending or completed action, suit, or proceeding brought because such individual is a director or officer. Such individual must have conducted himself in good faith and reasonably believed that his conduct was in, or not opposed to, Steele Recording Corporation’s best interests. In a criminal action, he must not have had a reasonable cause to believe his conduct was unlawful.

NEVADA LAW

Pursuant to the provisions of Nevada Revised Statutes 78.751, Steele Recording Corporation shall indemnify any director, officer and employee as follows: Every director, officer, or employee of Steele Recording Corporation shall be indemnified by us against all expenses and liabilities, including counsel fees, reasonably incurred by or imposed upon him/his in connection with any proceeding to which he/she may be made a party, or in which he/she may become involved, by reason of being or having been a director, officer, employee or agent of Steele Recording Corporation or is or was serving at the request of Steele Recording Corporation as a director, officer, employee or agent of Steele Recording Corporation, partnership, joint venture, trust or enterprise, or any settlement thereof, whether or not he/she is a director, officer, employee or agent at the time such expenses are incurred, except in such cases wherein the director, officer, employee or agent is adjudged guilty of willful misfeasance or malfeasance in the performance of his/his duties; provided that in the event of a settlement the indemnification herein shall apply only when the Board of Directors approves such settlement and reimbursement as being for the best interests of Steele Recording Corporation. Steele Recording Corporation shall provide to any person who is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of Steele Recording Corporation as a director, officer, employee or agent of the corporation, partnership, joint venture, trust or enterprise, the indemnity against expenses of a suit, litigation or other proceedings which is specifically permissible under applicable law.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the costs and expenses payable by Steele Recording Corporation in connection with registering the sale of the common stock. Steele Recording Corporation has agreed to pay all costs and expenses in connection with this offering of common stock. Set for the below is the estimated expenses of issuance and distribution, assuming the maximum proceeds are raised.

Legal and Professional Fees	$ 500
Accounting Fees	$ 2,500
Blue Sky Qualification Fees	$ 750

Total	$ 3,750

INDEX OF EXHIBITS

Exhibit No.	Name/Identification of Exhibit

3	Articles of Incorporation & Bylaws

a) Articles of Incorporation file on February 12, 2007
b) Bylaws adopted on February 12, 2007

5	Opinion on Legality

Opinion of Harold P. Gewerter, Esq., Ltd., Esq.

23	Consent of Experts

a) Consent of Harold P. Gewerter, Esq., Ltd., Esq.
b) Consent of Moore & Associates, Chartered

99	Additional Exhibits

a) Escrow Agreement
b) Subscription Agreement

UNDERTAKINGS

In this Registration Statement, Steele Recording Corporation is including undertakings required pursuant to Rule 415 of the Securities Act and Rule 430A under the Securities Act.

Under Rule 415 of the Securities Act, we are registering securities for an offering to be made on a continuous or delayed basis in the future. The registration statement pertains only to securities (a) the offering of which will be commenced promptly, will be made on a continuous basis and may continue for a period in excess of 30 days from the date of initial effectiveness and (b) are registered in an amount which, at the time the registration statement becomes effective, is reasonably expected to be offered and sold within two years from the initial effective date of the registration.

Based on the above-referenced facts and in compliance with the above-referenced rules, Steele Recording Corporation includes the following undertakings in this Registration Statement:

A. The undersigned Registrant hereby undertakes:

(1) To file, during any period, in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of the Registration Fee” table in the effective Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(1) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(2) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 14 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, thisefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the  Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of Las Vegas, State of Nevada on June 19, 2007.

Steele Recording Corporation
(Registrant)

By: /s/ Mack Steele
Mack Steele
President, Secretary, Treasurer, Director, Chief Financial Officer, Chief Accounting Officer

In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated:

Signature	Title	Date

/s/ Mack Steele	President, CEO and Director	June 19, 2007
Mack Steele

/s/ Mack Steele	Chief Financial Officer	June 19, 2007
Mack Steele

/s/ Mack Steele	Chief Accounting Officer	June 19, 2007
Mack Steele

Dealer Prospectus Delivery Obligation

Prior to the expiration of three hundred and sixty days after the effective date of this registration statement or prior to the expiration of three hundred and sixty days after the first date upon which the security was bona fide offered to the public after such effective date, whichever is later, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.